                                                                     Exhibit 4.1


NEITHER THIS NOTE, NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, EXCEPT AS EXPRESSLY PROVIDED HEREIN, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW.

     $10,000,000                                       February 18, 2003

                       ENVIRONMENTAL TECTONICS CORPORATION

                      SENIOR SUBORDINATED CONVERTIBLE NOTE

         ENVIRONMENTAL TECTONICS CORPORATION (the "Company"), a Pennsylvania corporation, for value received, and intending to be legally bound, hereby unconditionally promises to pay to the order of H.F. Lenfest (the "Lender"), or any assignee or holder hereof (together with the Lender, a "Holder"), the principal sum of Ten Million Dollars ($10,000,000), as increased pursuant to
Section 3(c) hereof, plus all accrued and unpaid interest at the rates provided herein, in lawful money of the United States of America. The obligations of the Company under this Note are secured as set forth in the Security Agreement dated as of the date hereof between the Company and the Lender. Capitalized terms used herein and not defined herein shall have the meaning assigned thereto in the Convertible Note and Warrant Purchase Agreement, of even date herewith, by and between the Company and the Lender (as amended, restated, or otherwise modified, the "Purchase Agreement").

         Payments of principal or interest on this Note shall be made in lawful money of the United States of America by wire transfer to a bank account designated by the Holder.

         1. Definitions. The following terms shall have the following meanings:

            (a) "Conversion Amount" means the portion of the principal amount of this Note being converted, from time to time, and/or any accrued and unpaid interest thereon, through the Conversion Date, each as specified in the notice of conversion in the form attached hereto (the "Notice of Conversion").

            (b) "Conversion Date" means the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Company at or before 11:59 p.m., Philadelphia, Pennsylvania time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Company.

            (c) "Conversion Price" shall mean $6.05.

            (d) "Issue Date" shall mean the date of issuance by the Company of this Note.

         2. Principal Payments. The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be payable on February 18, 2009 (the "Maturity Date"), unless such payment obligation is accelerated pursuant to Section 6 hereof.

         3. Interest.

            (a) Interest Payments. Interest shall accrue on the outstanding principal amount hereof at a rate of ten percent (10%) per annum until paid in full. Interest shall be due and payable in arrears (i) quarterly on the last Business Day of each calendar quarter commencing on May 31, 2003 and (ii) on the Maturity Date (each, a "Payment Date"). Interest payable hereunder will be computed on the basis of a year of 365 days, for the number of actual days elapsed during which principal is outstanding.

            (b) Default Rate. If an Event of Default (hereinafter defined) shall occur and be continuing, then, and in any such event, interest shall accrue on the unpaid principal balance from time to time outstanding hereunder at the rate of thirteen percent (13%) per annum (the "Default Rate") until the entire principal evidenced by this Note and all accrued interest thereon is paid in full or the Event of Default is cured within the applicable cure period.

            (c) Deferral Option. During the term of this Note, the Company may elect to defer the payment of all or a portion of the interest due and payable on a Payment Date (other than the Maturity Date) and instead may, at the election of the Company, accrue and add such interest to the outstanding principal balance from time to time outstanding hereunder (thereafter constituting "principal"), to bear interest and become due and payable on the Maturity Date.

         4. Conversion of Note.

            (a) Holder's Option. A Holder may, at any time, and from time to time, on or after the Issue Date, convert (a "Conversion") all or any part of the outstanding principal amount of this Note on, and/or all accrued interest thereon through, the Conversion Date, into the number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

              Shares of      =   Conversion Amount
             Common Stock        -----------------
                                 Conversion Price


                                       (2)

            (b) Mechanics of Conversion. In order to effect a Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully completed and executed Notice of Conversion to the Company and (y) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Company. Upon receipt by the Company of a facsimile copy of a Notice of Conversion from a Holder, the Company shall promptly send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Company expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Company regarding the conversion. The Company shall not be obligated to issue shares of Common Stock upon a conversion unless either this Note is delivered to the Company as provided above, or the Holder notifies the Company or the transfer agent that this Note has been lost, stolen or destroyed and delivers the documentation to the Company required by Section 7(b) hereof.

                (i) Delivery of Common Stock Upon Conversion. Upon Conversion, the Company shall, no later than the fifteenth Business Day following the surrender of this Note accompanied by a Notice of Conversion, issue and deliver to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of the portion of this Note being converted and (y) a new Note in the form hereof representing the balance of the principal amount hereof not being converted, if any.

                (ii) Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of this Note.

                (iii) No Fractional Shares. If any conversion of this Note would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and a cash amount equal to the same fraction of the market price of a share of Common Stock on the Conversion Date shall be added to the outstanding principal balance hereunder (thereafter constituting "principal"), to bear interest and become due and payable on the Maturity Date.

                (iv) Limitations on Conversion. Prior to the approval of the stockholders of the Company, as required by Section 713 of the Listing, Standards, Policies and Requirements of the American Stock Exchange, in favor of the transactions contemplated by the Purchase Agreement, in no event shall a Holder be entitled to receive shares of Common Stock upon a conversion of any amount under this Note if the aggregate number of shares of Common Stock received by all Holders as a result of (i) such conversion, (ii) all previous conversions of amounts under this Note and (iii) any prior exercise of the Warrants is more than 1,325,732 shares of Common Stock (which such amount represents 19.99% of the issued and outstanding shares of Common Stock on the date hereof, less 105,000 shares of Common Stock issuable to ETC Asset Management, LLC ("EAM") upon exercise of that certain Stock Purchase Warrant of even date herewith issued by the Company in favor of EAM).

                                      (3)
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                (v)   Grant of Warrants upon Conversion.

                      (A) Upon each conversion of this Note, Borrower shall issue a warrant (each an "Additional Warrant"), entitling the Purchaser to purchase shares of Common Stock equal to ten percent (10%) of the shares of Common Stock issued upon such conversion.

                      (B) The exercise price and other terms and conditions of each Additional Warrant shall be the same as may then apply to the Warrants including all adjustments, as if each such Additional Warrant had been issued on the date hereof. For all purposes each Additional Warrant shall be deemed to be a Warrant.

THE CONVERSION OF THIS NOTE INTO SHARES OF COMMON STOCK IS EXPRESSLY CONDITIONED UPON SUFFICIENT AUTHORIZED, UNISSUED AND UNRESERVED COMMON STOCK OF THE COMPANY TO PERMIT SUCH CONVERSION. UNTIL THE PRINCIPAL HEREUNDER AND ALL ACCRUED AND UNPAID INTEREST SHALL HAVE BEEN PAID IN FULL, THE COMPANY AGREES TO MAINTAIN A SUFFICIENT NUMBER OF AUTHORIZED, UNISSUED AND UNRESERVED COMMON STOCK OF THE COMPANY TO PERMIT SUCH CONVERSION.

         5. Transfer of Securities.

            (a) Restrictions on Transfer. By accepting this Note, the Holder hereby acknowledges that, except as expressly set forth herein and in the Registration Rights Agreement, this Note and the shares of Common Stock issuable upon conversion of this Note will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Holder represents that it is acquiring this Note for its own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities. Notwithstanding the foregoing, subject to all applicable securities laws, the Holder may transfer this Note or any shares of Common Stock (or any interest therein) without violation of the Securities Act or any applicable state securities law; provided, however, that the Holder shall not transfer this Note or any shares of Common Stock to a competitor of the Company, or its subsidiaries or affiliates. No transfer of this Note shall be deemed effective to the extent that such transfer conflicts with applicable federal or state securities laws.

            (b) Recording of Transfer. The transfer of the Note, or of any right to the principal thereof, and stated interest thereon, may be effected only by surrender of the Note to the Company and the issuance of a new note in the name of the transferee.

         6. Default. If any of the following conditions or events (each an "Event of Default") shall occur and be continuing, then, and in any such event, the Holder may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Note to be due and payable, whereupon the Note shall forthwith mature and become due and payable, without presentment, demand, protest or notice, all of which are hereby waived. In addition, in such case the Company will pay to the Holder such further amount as shall have been incurred by the Holder as the costs and expenses of collection, including reasonable attorneys' fees.

                                       (4)
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            (a) If the Company shall default in the payment of principal or interest on this Note when the same becomes due and payable, whether on a Payment Date, the Maturity Date or by declaration of acceleration or otherwise and such default shall not have been remedied within five (5) days after the date such payment was due.

            (b) If an Event of Default shall have occurred under the Purchase Agreement and such Event of Default shall not have been cured within the applicable cure period.

         7. Miscellaneous.

            (a) All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopy, sent by nationally recognized, overnight courier service, or sent by registered or certified mail, postage prepaid, as follows:

                If to the Holder:

                The Lenfest Group
                1332 Enterprise Drive
                West Chester, PA  19380
                Attn: H.F. Lenfest
                      Thomas K. Pasch, Esquire
                Telecopier: (610) 918-8442

                If to the Company:

                Environmental Tectonics Corporation
                County Line Industrial Park
                125 James Way
                Southampton, PA  18966-3877
                Attn: Chief Financial Officer
                Telecopier: (215) 357-4000

                with a copy to:

                Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                260 S. Broad Street
                Philadelphia, PA  19102
                Attn: Michael C. Forman, Esquire
                Telecopier: (215) 568-6603

                                      (5)
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Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be effective on the earlier of (i) the date of delivery to the addressee, or (ii) five business days after it has been mailed, or (iii) three business days after delivery by a nationally recognized courier service.

            (b) Lender shall have the right, without obligation, to grant extensions of time or indulgences without affecting the liability of the Company, including periods when payment is not permitted under the Subordination Agreement.

            (c) Upon receipt by the Company from a Holder of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of any Note, the Company shall execute and deliver a new Note of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Note if the Holder contemporaneously requests the Company to convert such Note.

            (d) Nothing contained in this Note shall be construed as confessing upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder of the Borrower.

            (e) This Note shall be governed by the laws of the Commonwealth of Pennsylvania without regard to the conflict of law provisions thereof.

            (f) Notwithstanding any provision contained in this Note to the contrary, the Company's liability for payment of interest shall not exceed the limits imposed by applicable usury law. If any provision hereof requires interest payments in excess of the then legally permitted maximum rate, such provision shall automatically be deemed to require such payment at the then legally-permitted maximum rate; provided, however, that in such event the Conversion Price shall be adjusted to preserve the economic effects of the transaction contemplated by the Purchase Agreement.

            (g) Subject to Section 5 hereof, this Note shall be binding on the Company, its successors and assigns, and shall inure to the benefit of the Holder and the Holder's successors, assigns, legal representatives, heirs and guardians.

            (h) In the event of the commencement of a lawsuit or other proceeding to enforce any of the terms of this Note, the prevailing party shall be entitled to recover reasonable attorney's fees and related out-of-pocket expenses.

THIS NOTE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY, HOLDERS SHOULD CONTACT ENVIRONMENTAL TECTONICS CORP.,
ATTENTION: CHIEF FINANCIAL OFFICER, 125 JAMES WAY, SOUTHAMPTON, PENNSYLVANIA 18966-3877, TELEPHONE NUMBER: (215) 355-9100.

                                       (6)
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         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer as of the day and year first above written.

                                      ENVIRONMENTAL TECTONICS CORPORATION


                                      By: /s/ Duane Deaner                (Seal)
                                          --------------------------------------
                                          Name:  Duane Deaner
                                          Title: C.F.O.


                                      (7)

                                  SCHEDULE "A"

                            FORM OF CONVERSION NOTICE

                  TO:   Environmental Tectonics Corporation
                        County Line Industrial Park
                        125 James Way
                        Southampton, PA  18966-3877
                        Attn:  Chief Financial Officer
                        Telecopier:  (215) 357-4000


         ______________ ("Holder") is the owner and holder of the Senior Subordinated Convertible Note dated February ___, 2003 in the original principal amount of $10,000,000 (the "Note"), or such lesser amount advanced by H.F. Lenfest to Environmental Tectonics Corporation (the "Company") in accordance with the terms of the Note. Holder hereby confirms that it irrevocably exercises its right to convert $___________ (which amount shall not exceed all amounts due and owing by the Company under the Note) into that number of shares of Common Stock of the Company, and directs that the shares of Common Stock issuable and deliverable upon such conversion be registered in the name of Holder and delivered to Holder.

         The undersigned hereby acknowledges that the Company has no obligation to register the shares of Common Stock issuable upon conversion of the Note except as otherwise provided in the Registration Rights Agreement.

Dated: __________________ , 200_


_________________________________              _________________________________
                                               Name: